UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 12, 2001

                            PRO-FAC COOPERATIVE, Inc.
               (Exact Name of Registrant as Specified in Charter)


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                 New York                              0-20539                          16-6036816
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
(State or other jurisdiction of incorporation) (Commission File Number)(IRS Employer Identification Number)
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                90 Linden Oaks, Rochester, New York       14625
             ----------------------------------------- -------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number Including Area Code: (716) 383-1850







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Item 5.  Other Events

Agrilink Foods, Inc. ("Agrilink Foods"), a wholly owned subsidiary of Pro-Fac Cooperative, Inc. ("Pro-Fac"), issued the press release attached to this report as an exhibit regarding workforce reductions. In conjunction with the restructuring program outlined, Agrilink Foods will record a charge against earnings primarily comprising employee termination benefits of approximately $2.0 million in the second quarter of fiscal 2002. The restructuring actions are expected to improve fiscal 2002 earnings by approximately $5.0 million.

Forward looking information:

This press release contains predictions, estimates, and other "forward-looking statements" within the meaning of section 21E of the Exchange Act and section 27A of the Securities Act. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward-looking statements as of the date of this press release. These risks include, but are not limited to, strong competition in the food industry, including competitive pricing, the integration of acquisitions, the effect of adverse weather conditions on the volume and quality of raw products, interest rate fluctuations, the effectiveness of marketing and shifts in market demand. Please refer to Agrilink Foods' and Pro-Fac Cooperative's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 and the risk factors section of Pro-Fac Cooperative's preliminary prospectus contained in its Registration Statement on Form S-2 filed October 10, 2001, as well as other reports and information filed by Agrilink Foods and Pro-Fac Cooperative with the Securities and Exchange Commission, for more information on factors that could cause actual results to differ.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 PRO-FAC COOPERATIVE, INC.



Date:    October 12, 2001       BY:   /s/             Earl L. Powers
         ----------------             ----------------------------------------
                                                      EARL L. POWERS,
                                                         TREASURER
                                             (Principal Financial Officer and
                                               Principal Accounting Officer)


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INDEX TO EXHIBITS:

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     Exhibit No.                                      Description
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        99.1              Press release announcing workforce reductions, dated October 12, 2001
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